Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

December 21, 2005

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, CA 92660

Ladies and Gentlemen:

Introductory.  Subject to the terms and conditions herein, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to certain investors (collectively, the “Investors”) up to an aggregate of 2,900,000 shares (the “Offering”) of common stock, $.01 par value per share, of the Company (the “Common Stock”).  The shares of Common Stock to be issued to the Investors in the Offering are hereinafter referred to as the “Shares.”  The Company desires to engage Roth Capital Partners, LLC as its exclusive lead placement agent (the “Placement Agent”) in connection with such sale and issuance.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1.      Agreement to Act as Placement Agent.

(a)           On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Placement Agency Agreement (this “Agreement”), the Placement Agent shall be the exclusive placement agent in connection with the issuance and sale by the Company of the Shares to the Investors in the Offering.  The Placement Agent shall act on a best efforts basis and does not guarantee that it will be able to sell the Shares in the Offering.  As compensation for services rendered, and provided that any of the Shares are sold to Investors in the Offering, on each Closing Date (as defined in Section 3 below) of the Offering, the Company shall pay to the Placement Agent a cash fee equal to 4.5% of the gross proceeds received by the Company from the sale of the Shares in the Offering on such Closing Date; provided that the Company may, upon each Closing Date or on the final Closing Date of the Offering and in its discretion, pay up to 1.5% of the gross proceeds received by the Company from the sale of the Shares in the Offering on such Closing Date to SunTrust Robinson Humphrey Capital Markets for financial advisory services rendered to the Company, which shall be such bank’s sole and exclusive fee with respect to the Offering.  The purchase price for each Share is $10.00.  This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Shares.

(b)           The term of the Placement Agent’s exclusive engagement with respect to the Offering will be 90 days; however, either party may terminate this Agreement at any time upon 10 days written notice to the other parties.  Upon termination, the Placement Agent will be entitled to collect the fee, if any, described in Section 1(a) above and earned through the date of termination and to be reimbursed by the Company for those expenses described in Section 7 below incurred through the date of termination.  Notwithstanding the foregoing, if during the 180 day period beginning on the date hereof, the Company issues and sells any securities of the Company to any of the individuals or entities listed on Exhibit A attached hereto and this Agreement has not been terminated (i) by the Company due to a material breach by the Placement Agent under this Agreement, (ii) by the Company due to the Placement Agent’s bad faith, gross negligence, recklessness or willful misconduct, or (iii) by the Placement Agent without cause, the Company agrees to pay to Roth Capital upon the closing of such transaction or transactions a cash fee equal to 4.5% of the gross proceeds received by the Company in such transaction or transactions.

Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities or persons other than the Company.

Section 2.      Representations, Warranties and Covenants of the Company.

The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a)           Securities Law Filings.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration file No. 333-128334), which became effective on October 11, 2005, for the registration under the Securities Act of 1933, as amended (the “Act”) of the Shares.  On the date of the filing of such registration statement, the Company met the requirements for use of Form S-3 under the Act.  Such registration statement complies in all material respects with the requirements of the Act.  The Company will file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to a placement of the Shares and the plan of distribution thereof and the Company has advised the Placement Agent of all further information (financial and other) with respect to the Company to be set forth therein.  Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and each supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) is hereinafter called a “Prospectus Supplement.”  Any reference herein to the Registration Statement, the Base Prospectus or a Prospectus Supplement shall be deemed to refer to and include the documents, if any, which may be incorporated by reference therein (the “Incorporated Documents”) pursuant to Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or any Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or a Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or any Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or any Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or such Prospectus Supplement, as the case may be.

(b)           No Stop Order.  No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission.

(c)           Compliance with Applicable Regulations.  The Registration Statement contains all exhibits and schedules as required by the Act.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Each of the Base Prospectus and each Prospectus Supplement, as of its respective date, complied (or in the case of any Prospectus Supplement will comply) in all material respects with the Act and the applicable rules and regulations of the

Commission thereunder.  Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not contain as of the effective date thereof, and will not as of each Closing Date contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Incorporated Documents, if any, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Company makes no representations or warranties as to the information contained in or omitted from any Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for use in the Registration Statement or such Prospectus Supplement.  No post-effective amendment to the Registration Statement reflecting any facts or events arising after the effective date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

(d)           Reports and Documents, etc.  There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (i) have not been filed as required pursuant to the Act or (ii) will not be filed within the requisite time period.  There are no contracts or other documents required to be described in any Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been or will not be described or filed as required.

(e)           Offering Materials Furnished to the Placement Agent.  The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base Prospectus and each Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests.

(f)            Distribution of Offering Material.  The Company has not distributed and will not distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Shares other than the Base Prospectus and a Prospectus Supplement or the Registration Statement and copies of the documents incorporated by reference therein.  For the avoidance of doubt, any other material prepared and distributed solely by the Placement Agent is not deemed to be distributed by the Company for purposes of this paragraph (f).

(g)           The Placement Agency Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(h)           Authorization of the Shares.  The Shares have been duly authorized for issuance and sale.  The Shares, when issued and delivered by the Company to the Investors against payment therefor pursuant to this Agreement or any subscription agreement between the Company and such Investors, will be validly issued, fully paid and nonassessable.

(i)            No Applicable Registration or Other Similar Rights.  There are no persons with registration, preemptive or other similar rights to acquire any securities being offered in the Offering contemplated by this Agreement or to have any securities (whether equity, debt or any combination thereof) registered or qualified for sale under the Registration Statement or a Prospectus Supplement or included in the Offering contemplated by this Agreement, except, in each case, for such rights as have been duly waived or satisfied.

(j)            No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Base Prospectus and in any Prospectus Supplement:  (i) there has been no material adverse change or effect in the assets, properties, financial condition, or in the results of operations of the Company and the Subsidiaries (as defined in Section 2(m) below) taken as a whole (any such change or effect, where the context so requires, is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and the Subsidiaries have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock except as disclosed in the Incorporated Documents.

(k)           Independent Accountants.  To the Company’s knowledge, KPMG LLP, which have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and incorporated by reference in the Base Prospectus or any Prospectus Supplement, are independent registered public accountants as required by the Act and the Exchange Act.

(l)            Preparation of the Financial Statements.  The financial statements (including all notes and schedules thereto) filed with the Commission as a part of the Registration Statement or included or incorporated by reference in the Base Prospectus or a Prospectus Supplement present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified therein.  Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”), as applicable, applied on a consistent basis throughout the periods involved (provided that non-year-end financial statements are subject to normal recurring year-end audit adjustments and do not contain all footnotes required by GAAP).  No other financial statements or supporting schedules or exhibits are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement.

(m)          Incorporation and Good Standing.  Each of the Company and its subsidiaries set forth in Exhibit B hereto (the “Subsidiaries”) has been duly organized and is validly existing and, as applicable, is a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and other assets and conduct its business as described in the Prospectus Supplement, and is duly qualified or licensed to do business as a foreign corporation and, as applicable, is in good standing under the laws of each jurisdiction which requires such qualification or license, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(n)           Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and in each Prospectus Supplement (other than for issuances after the dates thereof, if any, pursuant to employee benefit plans described in any Prospectus Supplement or upon exercise of outstanding options or warrants described in any Prospectus Supplement).  The Shares conform in all material respects to the description thereof contained in the Registration Statement as supplemented by the Prospectus Supplement.  The outstanding capital stock of the Company, and the outstanding options, warrants, or convertible securities of the Company, are as described in the Registration Statement as supplemented by the Prospectus Supplement, as of the date such information is presented therein.  As of the effective date of the Registration Statement, except as described in the Incorporated Documents, there were 14,475,047 shares of common stock outstanding.  Since the effective date of the Registration Statement, the Company has not issued any securities other than Common Stock of the Company pursuant to the exercise of previously outstanding options in connection with the Company’s option plans (the “Plans”) and options granted pursuant to the Plans in the ordinary course of business consistent with past practice, in each case as disclosed in the Registration Statement as supplemented by Prospectus Supplement.  All the issued and outstanding shares of the capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance, in all material respects, with federal and state securities laws, as applicable.  Except as set forth in the Registration Statement as supplemented by the Prospectus Supplement, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company.  To the knowledge of the Company, since January 1, 2001, none of the outstanding shares of capital stock of the Company or any Subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those described in the Registration Statement as supplemented by the Prospectus Supplement.  The descriptions of the Company’s stock option plans, bonus and other compensation arrangements, and the options, warrants or other rights granted thereunder, set forth in the Registration Statement as supplemented by the Prospectus Supplement accurately and fairly present in all material respects the information required to be described with respect to such plans, arrangements, options and rights.  Except as set forth in the Registration Statement as supplemented by the Prospectus Supplement, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities or have any equity interest in any other person.

(o)           Stock Exchange Listing.  The Common Stock (including the Shares) is registered under the Exchange Act and is, or as of each Closing Date will be, listed on the Nasdaq National Market (the “NNM”).  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock on the NNM, nor has the Company received any written notice from the Commission or the NNM that the Commission or the NNM is contemplating terminating or suspending such registration or listing.

(p)           No Consents, Approvals or Authorizations Required.  No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body or vote of the Company’s shareholders is required in connection with the performance by the Company of its obligations under this Agreement or the offering or sale of the Shares hereunder, except such as have been obtained or made or are contemplated by Section 2(a) or Section 5 to be obtained or made and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered, under the terms of this Agreement, under the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”), or under the rules and regulations of the NNM.

(q)           Non-Contravention of Existing Instruments and Agreements.  Neither the issue and sale of the Shares nor the performance by the Company of its obligations under this Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or the loss of any benefit under, or give rise to a right of acceleration or any other right, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to:  (i) the charter or by-laws of the Company or any Subsidiary; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Subsidiary is a party or is bound or to which any of its property is subject and which conflict, breach, violation, loss of benefit, acceleration, imposition of lien, charge or encumbrance is reasonably likely to have a Material Adverse Effect; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary, as the case may be, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary, as the case may be, or any of its property, the result of which is reasonably likely to have a Material Adverse Effect.

(r)            No Defaults or Violations.  None of the Company or any Subsidiary is in violation or default of:  (i) any provision of its charter or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property is subject; or (iii) any foreign, federal, state or local statute, law or rule applicable to the Company or any Subsidiary, as the case may be, or any regulation, judgment, order or decree of any court, governmental body, or agency having jurisdiction over the Company or such Subsidiary, as the case may be, or any of its property, as applicable, except in case of clause (ii) and (iii) any such violation or default which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change not specifically disclosed in the Registration Statement as supplemented by the Prospectus Supplement.

(s)           No Actions, Suits or Proceedings.  No action, suit or proceeding by or before any foreign, federal, state or local court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary, as the case may be, or any of its property is pending or, to the best knowledge of the Company, threatened that if adversely determined:  (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) except as disclosed in the Registration Statement as supplemented by the Prospectus Supplement, could reasonably be expected to result in a Material Adverse Effect.

(t)            All Necessary Permits, Etc.  To the best of the Company’s knowledge, each of the Company and its Subsidiaries possesses such valid and current certificates, authorizations and permits issued by the appropriate foreign, federal, state or local regulatory agencies or bodies necessary to conduct its business as currently conducted, except to the extent that the failure to obtain such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

(u)           Title to Properties.  Neither the Company nor any Subsidiary owns any real property.  Each of the Company and its Subsidiaries has good and marketable title to all personal property and assets reflected as owned by it in the financial statements referred to in 2(l) above (or elsewhere in the Registration Statement as supplemented by the Prospectus Supplement) and which are material to the business of the Company or such Subsidiary, in each case free and clear of any security interests, mortgages, liens, encumbrances, claims and other defects, except such as would not reasonably be expected to result in a Material Adverse Effect.  The real property, improvements, equipment and personal property held under lease by each of the Company and its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material, and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property.  The Company and its Subsidiaries own or have valid rights to use the  intellectual property assets used in their business, necessary to conduct the business described in the Registration Statement as supplemented by the Prospectus Supplement, and no material right is expected to expire, terminate or be disposed of in the foreseeable future, except as disclosed therein.  Except as described in the Registration Statement as supplemented by the Prospectus Supplement, the Company has not received any written notice of, and neither the Company nor any Subsidiary has knowledge of, any infringement of or conflict with the rights of others, except where the loss of any such right would not be reasonably likely to have a Material Adverse Effect.

(v)           Tax Law Compliance.  Each of the Company and its Subsidiaries has filed all necessary foreign, federal, state and local income and franchise Tax returns, except to the extent that the failure to file such Tax returns would not have a Material Adverse Effect, and have paid all Taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them.  Adequate charges, accruals and reserves have been made in the applicable financial statements referred to in Section 2(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the Tax liability of the Company or any Subsidiary has not been finally determined.  Neither the Company nor any Subsidiary is aware of any Tax deficiency that has been or might reasonably be asserted or threatened against it that could reasonably be expected to result in a Material Adverse Change.  For purposes of this Agreement, the terms “Tax” and “Taxes” mean all federal, state, local and foreign taxes, and any other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto.  All such Tax returns are true, complete and correct in all material respects.

(w)          No Transfer Taxes or Other Fees.  There are no transfer Taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

(x)            Accounting Controls.  Each of the Company and its Subsidiaries (i) makes and keeps accurate books and records, and (ii) maintains a system of accounting controls sufficient to provide reasonable assurances that:  (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, the Act and the Exchange Act and the rules and regulations of the Commission thereunder, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)           Company not an “Investment Company.”  Neither the Company nor any Subsidiary is, or immediately after receipt of payment for the Shares will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Each of the Company and its Subsidiaries will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(z)            Insurance.  Each of the Company and its Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary in the business in which it is engaged, including directors and officers liability.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.  Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied, such as would have a Material Adverse Effect.

(aa)         Labor Matters.  No material labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or any Subsidiary, is threatened or imminent, and neither the Company nor any Subsidiary is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers that could reasonably be expected to result in a Material Adverse Effect.

(bb)         No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(cc)         Related Party Transactions.  There are no business relationships or related-party transactions involving the Company or any Subsidiary required by the Act to be described in the Registration Statement as supplemented by the Prospectus Supplement, which have not been described, or incorporated by reference, therein as required.

(dd)         Exchange Act Reports Filed.  The Company has timely filed all reports required of it to be filed pursuant to the Exchange Act and has filed all such reports in the manner prescribed thereby.

(ee)         Exhibits.  Each agreement described in or filed as an exhibit to the Registration Statement, the Base Prospectus and/or any Prospectus Supplement, including all documents incorporated by reference therein, is in full force and effect and is valid and enforceable by the Company or a Subsidiary, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally.  Neither the Company nor any Subsidiary, as the case may be, nor, to the knowledge of the Company or any such Subsidiary, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case where such default or event would have a Material Adverse Effect.

(ff)           Blue Sky; NASD Matters.  With respect to the compensation to be paid to the Placement Agent under this Agreement, the Company has made the initial filings required by Rule 2710 of the NASD with respect to such compensation arrangements.

Section 3.      Delivery and Payment.

Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Shares shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”) at the offices of Wilmer Cutler Pickering Hale and Dorr, LLP, 60 State Street, Boston, MA  02109 (or at such other place as shall be agreed upon by the Placement Agent and the Company), the first such Closing to take place at 10:00 A.M., New York City time, on December 23, 2005 (unless another time shall be agreed to by the Placement Agent and the Company).  Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Shares sold on such Closing Date shall be made to the Company by Federal Funds wire transfer, against delivery of such Shares (through the facilities of The Depository Trust Company), and such Shares shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the time of purchase (as defined below).  Payment of the purchase price for the Shares shall be made at the time of purchase by the Investors directly to the Company.  The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.”  Electronic transfer of the Shares shall be made at the time of purchase in such names and in such denominations as is set forth in the applicable subscription agreement executed by each Investor, the form of which is attached hereto as Exhibit C.

Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Shares shall be made at the offices of Wilmer Cutler Pickering Hale and Dorr, LLP, 60 State Street, Boston, MA  02109 on each Closing Date.

Section 4.      Further Covenants of the Company.

The Company further covenants to and agrees with the Placement Agent as follows:

(a)           Registration Statement Matters.  The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish the Placement Agent with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise the Placement Agent, promptly after it receives notices thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus Supplement or for additional information and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus Supplement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus or a Prospectus Supplement or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(b)           Blue Sky Compliance.  The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than a Prospectus Supplement.  The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Shares.

(c)           Amendments and Supplements to the Prospectus Supplement and Other Matters.  The Company will comply with the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the Base Prospectus and any Prospectus Supplement.  If during the period in which a prospectus is required by law to be delivered by the Placement Agent or a dealer in connection with the distribution of Shares contemplated by the Base Prospectus or any Prospectus Supplement (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Base Prospectus or any Prospectus Supplement in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus Supplement is delivered to a purchaser, not misleading, or if it is necessary at any time to amend or supplement the Base Prospectus or any Prospectus Supplement to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent, an appropriate amendment to the Registration Statement or supplement to the Base Prospectus or any Prospectus Supplement so that such Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances existing at the time it is so delivered, be misleading, or so that the Base Prospectus or any Prospectus Supplement will comply with such law.  Before amending the Registration Statement or supplementing the Base Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects in writing.

(d)           Copies of any Amendments and Supplements to the Prospectus Supplement.  The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the last Closing Date of the Offering or the end of the applicable Prospectus Delivery Period, as many copies of the Base Prospectus and Prospectus Supplement and any amendments and supplements thereto (including any Incorporated Documents, if any) as the Placement Agent may reasonably request.

(e)           Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement or the applicable Prospectus Supplement.

(f)            Transfer Agent.  The Company will engage and maintain, at its expense, a registrar and transfer agent for its Common Stock.

(g)           Earnings Statement.  As soon as practicable and in accordance with applicable requirements under the Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Placement Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Act.

(h)           Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i)            Additional Documents.  The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent, the Investors and the Company.

(j)            Acknowledgment.  The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

Section 5.      Conditions of the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 as of the date hereof and as of each Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)           Compliance with Registration Requirements; No Stop Order; No Objection from the NASD.  Each Prospectus Supplement shall have been duly filed with the Commission in accordance with Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the NASD shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

(b)           Corporate Proceedings.  All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus Supplement, and the registration, authorization, issue, sale and delivery of the Shares, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 5.

(c)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, there shall not have occurred any Material Adverse Change or Material Adverse Effect, which, in the reasonable judgment of the Placement Agent, makes it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated by the applicable Prospectus Supplement.

(d)           Opinion of Counsel for the Company.  The Placement Agent shall have received on each Closing Date and the Company shall have caused to be delivered to the Placement Agent, an opinion of legal counsel to the Company, in customary form, dated each respective Closing Date, addressed to the Placement Agent.

(e)           Accountants’ Comfort Letter.  The Placement Agent shall have received on the date this Agreement is executed and on each Closing Date, and the Company shall have caused to be delivered to the Placement Agent, a letter from KPMG LLP, addressed to the Placement Agent, dated, respectively, the date of this Agreement and each such Closing Date, in form and substance satisfactory to the Placement Agent containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and other financial information contained in the Registration Statement and the Prospectus Supplement.

(f)            Officers’ Certificate.  The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of each such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that:

(i)            The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Act; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii)          When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, the Base Prospectus and each Prospectus Supplement and any amendments or supplements thereto, and Incorporated Documents, if any, when such documents became effective or were filed with the Commission, contained all material information required to be included therein by the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Base Prospectus and each Prospectus Supplement, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Act and the rules and regulations of the Commission thereunder to be set forth in an amended or supplemented Prospectus Supplement which has not been so set forth; and

(iv)          Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and each Prospectus Supplement, there has not been:  (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(g)           Stock Exchange Listing.  The Common Stock, including any shares of Common Stock issued and sold in the Offering, is registered under the Exchange Act and is or will as of each Closing Date be listed on the NNM, and the Company has not taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the NNM, nor has the Company received any written notice from the Commission or NNM that the Commission or NNM is contemplating terminating such registration or listing.

(h)           Compliance with Prospectus Delivery Requirements.  The Company shall have complied with the provisions of Sections 4(c) and (d) with respect to the furnishing of Prospectus Supplements.

(i)            Additional Documents.  On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied in all material respects when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company signed by the Placement Agent at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other parties, except that Section 6 (Payment of Expenses), Section 7 (Reimbursement of Placement Agent’s Expenses), Section 8 (Indemnification and Contribution) and Section 9 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6.      Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation:  (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus and each Prospectus Supplement, and all amendments and supplements thereto; (vi) all filing fees incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws; (vii) the filing fees of the NASD in connection with the Offering; (viii) the fees and expenses associated with including the Shares on the NNM; (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement.

Section 7.      Reimbursement of the Placement Agent’s Expenses.

Whether or not this Agreement is terminated, and whether or not the sale to the Investors of the Shares on one or more Closing Dates is consummated, the Company agrees to reimburse the Placement Agent, upon demand, for all reasonable and documented out-of-pocket expenses that shall have been reasonably incurred by the Placement Agent in connection with the Offering, including, but not limited to, reasonable attorneys’ fees and disbursements, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges (collectively, the “Expenses”), provided that in no event shall the Company be obligated to reimburse the Placement Agent for any Expenses in excess of $35,000.

Section 8.      Indemnification and Contribution.

(a)           Indemnification of the Placement Agent.  The Company agrees (A) to indemnify and hold harmless the Placement Agent, its officers and employees, and each person, if any, who controls the Placement Agent within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Placement Agent or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based:  (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) upon any material inaccuracy in the representations and warranties of the Company contained herein; or (iv) upon any material failure of the Company to perform its obligations hereunder; or (v) any act or failure to act or any alleged act or failure to act by the Placement Agent in connection with, or relating in any manner to, the Shares or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Placement Agent through bad faith, gross negligence, recklessness or willful misconduct; and (B) to reimburse such Placement Agent and each such controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Placement Agent) as such expenses are reasonably incurred by such Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Placement Agent expressly for use in the Registration Statement, the Base Prospectus or any Prospectus Supplement (or any amendment or supplement thereto).

(b)           Indemnification of the Company, its Directors and Officers.  The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal, state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus Supplement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein, and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Placement Agent may otherwise have.

(c)           Information Provided by the Placement Agent.  The Company, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, hereby acknowledges that the only information that the Placement Agent will furnish to the Company expressly for use in any Prospectus Supplement (or any amendment or supplement thereto) are the statements regarding the Placement Agent set forth under the caption “Plan of Distribution” in such Prospectus Supplement.

(d)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability, which it may have to any indemnified party for contribution to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (which notice thereof shall not be unreasonably withheld); provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the counsel to such indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:  (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e)           Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final nonappealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes:  (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f)            Contribution.  If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the Placement Agent on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Placement Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(f):  (i) the Placement Agent shall not be required to contribute any amount in excess of the amount of the placement agent fees actually received by such Placement Agent pursuant to this Agreement; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)           Timing of Any Payments of Indemnification.  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, within forty-five (45) days of invoice to the indemnifying party.

(h)           Acknowledgements of Parties.  The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business and in order to assure that adequate disclosure is made in the Registration Statement and each Prospectus Supplement as required by the Act and the Exchange Act.

Section 9.      Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.  A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 10.    Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, California 92660

Facsimile:  (949) 720-7223

Attention:  Managing Director

With a copy to

Snell & Wilmer L.L.P.

One Arizona Center

Phoenix, Arizona 85004

Facsimile:  (602) 382-6070

Attention:  Steven D. Pidgeon

If to the Company:

CollaGenex Pharmaceuticals, Inc.

41 University Drive

Newton, Pennsylvania  18940

Facsimile:  (215) 579-8577

Attention:  Chief Executive Officer

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Facsimile:  (617) 526-5000

Attention:  Tod K. Reichert

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11.    Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

Section 12.    Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13.    Governing Law Provisions.

(a)           Governing Law.  This agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed in such state.

(b)           Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in Wilmington, Delaware, or the courts of the State of Delaware in each case located in Wilmington (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 14.    General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[The remainder of this page has been intentionally left blank.]

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

COLLAGENEX PHARMACEUTICALS, INC.
a Delaware corporation

By:	/s/ Nancy C. Broadbent
Name: Nancy C. Broadbent
Title: Chief Financial Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted by the Placement Agent as of the date first above written.

ROTH CAPITAL PARTNERS, LLC

By:	/s/ John M. Dalfonsi
Name: John M. Dalfonsi
Title: Managing Director

EXHIBIT A

APPROVED INVESTORS

S F Capital

Biotechnology Value Fund

Narragansett

Palo Alto Investors

EXHIBIT B

SUBSIDIARIES

MMP Technologies, Inc. (Delaware)

CollaGenex International, Ltd. (United Kingdom)

EXHIBIT C

FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

This subscription (this “Subscription”) is dated December [    ], 2005, by and between [           ] (“Buyer”) and CollaGenex Pharmaceuticals, Inc. (“Seller”), whereby the parties agree as follows:

1.             Subscription.

a)                                      Buyer agrees to buy and the Seller agrees to sell and issue to Buyer [         ] (     ) shares of common stock, $.01 par value per share, of the Seller (the “Common Stock”) for an aggregate purchase price of $[                  ] (the “Purchase Price”).  The shares of Common Stock to be issued to the Buyer are hereinafter referred to as the “Shares”.

b)                                     The Shares have been registered on a Form S-3, File No. 333-128334, which registration statement (the “Registration Statement”) has been declared effective by the Securities and Exchange Commission, has remained effective since such date and is effective on the date hereof.

c)                                      On [                 ] (the “Closing Date”), the Seller shall deliver to Buyer the Shares via the Depository Trust Company’s (“DTC”) Deposit Withdrawal Agent Commission system via the DTC instructions set forth on the signature page hereto, such Shares to be registered in such name or names as designated by the Buyer on the signature page hereto.  The Shares shall be unlegended and free of any resale restrictions.  On the Closing Date, the Buyer shall wire the Purchase Price to the Seller pursuant to the wire instructions set forth on the signature page hereto.

2.             Seller Representations and Warranties.  The Seller represents and warrants that: (a) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (b) this Subscription has been duly authorized and executed by and constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms; (c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Seller’s certificate of incorporation or by-laws, or (ii) any material agreement to which the Seller is a party or by which any of its property or assets is bound; (d) the Shares have been duly authorized for sale and issuance, and when issued and delivered by the Seller against payment therefor pursuant to this Subscription, will be validly issued, fully paid and nonassessable; (e) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (f) the prospectus contained in the Registration Statement, as amended or supplemented, did not contain as of the effective date thereof, and as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (g) all preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights.

3.     Buyer Representations, Warranties and Acknowledgments.  The Buyer represents and warrants that: (a) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (b) this Subscription has been duly authorized and executed by and constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms; (c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Buyer’s certificate of incorporation or by-laws, or (ii) any material agreement or any law or regulation to which the Buyer is a party or by which any of its property or assets is bound; (d) prior to the execution hereof, Buyer has received in portable document format Seller’s Prospectus Supplement, dated December 21, 2005, and the accompanying Prospectus, dated October 11, 2005, relating to Seller’s sale of the Shares; and (e) prior to the execution hereof, Buyer has received a copy of that certain Stockholders and Registration Rights Agreement, dated as of March 19, 1999, as amended, by and among the Seller, OCM Principal Opportunities Fund, L.P. (“OCM”) and the purchasers named therein (the “Registration Rights Agreement”) and Buyer acknowledges the right of first refusal of OCM with respect to certain issuances of securities by the Company following the closing of the transactions contemplated hereby, as set forth in Section 4 of the Registration Rights Agreement.

4.     Miscellaneous.

a)                                      This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription.  This Subscription may be modified only in writing signed by the parties hereto.

b)                                     This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery by facsimile.

c)                                      The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would

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be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

d)                                     All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Seller:  as set forth on the signature page hereto.

To the Buyer:  as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

e)                                      This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Agreement.

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If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

AGREED AND ACCEPTED:

SELLER:

COLLAGENEX PHARMACEUTICALS, INC.

By:
Name: Nancy C. Broadbent
Title: Chief Financial Officer

Address for Notice:
CollaGenex Pharmaceuticals, Inc.
41 University Drive
Newton, Pennsylvania 18940
Facsimile: (215) 579-8577
Attention: Chief Executive Officer

Wire Instructions:
RECEIVING BANK
NAME AND ADDRESS:

RECEIVING BANK
ROUTING #:
ACCOUNT #:
ACCOUNT NAME: CollaGenex Pharmaceuticals, Inc.

BUYER:

By:
Name:
Title:

Address for Notice:

Facsimile:
Attention:

DTC Account Instructions: